                               CERTIFICATE OF AMENDMENT

                                          OF

                             CERTIFICATE OF INCORPORATION

                               AFTER PAYMENT OF CAPITAL

                                          OF

                             HMS INSURANCE HOLDINGS, INC.

    HMS Insurance Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

    FIRST:    The name of the Corporation is HMS Insurance Holdings, Inc.

    SECOND:   The Board of Directors of the Corporation, by the unanimous consent of its members, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

         Article FOURTH shall be amended in its entirety as follows:

                                    ARTICLE FOURTH

    The total number of shares of stock which the Corporation shall have authority to issue is 1,500,000 shares, divided into three classes as follows: (i) 500,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"); (ii) 800,000 shares of Class A Common Stock, par value $.01 per share ("Class A Common"); and (iii) 200,000 shares of Class B Common Stock, par value $.01 per share ("Class B Common").

         The Class A Common and the Class B Common are hereafter collectively referred to as the "Common Stock."

         The designations and the powers, preferences, rights, qualifications, limitations, and restrictions of the Preferred Stock and Common Stock are as follows:

    1.   Provisions Relating to the Preferred Stock.

         (a) The Preferred Stock may be issued from time to time in one or more classes or series, the shares of

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

    each class or series to have such designations and powers, preferences, and rights, and qualifications, limitations, and restrictions thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors of the Corporation as hereafter prescribed.

         (b) Authority is hereby expressly granted to and vested in the Board of Directors of the Corporation to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

              (i) whether or not the class or series is to have voting rights, full, special, or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

              (ii) the number of shares to constitute the class or series and the designations thereof;

              (iii) the preferences, and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

              (iv) whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the forms of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

              (v) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

              (vi) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other

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


    property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

              (vii) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

              (viii) whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

              (ix) such other special rights and protective provision with respect to any class or series as may to the Board of Directors of the Corporation seem advisable.

         (c) The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors of the Corporation may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors of the Corporation may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

    2.   Provisions Relating to the Common Stock.

         "Except as otherwise provided herein, or as otherwise required by applicable law, all shares of Class A Common and Class B Common will be identical and will entitle the holders thereof to the same rights and privileges.

         (a)   VOTING RIGHTS AND AMENDMENTS.

              (1) Except as otherwise required by law, on all matters to be voted on by the Corporation's stockholders, the Class A Common will be entitled to one vote per share and the Class B Common will be entitled to one vote per share.

              (2) The Class A Common and Class B Common will vote as a single class on all matters to be voted on by the Corporation. Neither the Class A Common nor the Class B Common will vote as a separate class, except as expressly required under the General Corporation Law of Delaware.

         (b)   DIVIDENDS:  STOCK SPLITS.   Subject to the prior rights and
    preferences, if any, applicable to the shares of Preferred Stock or any series thereof, when and as dividends are declared thereon, whether payable in cash, property or securities of the Corporation, the holders of the Class A Common will be entitled to share equally on a share-for-share basis in such dividends. The holders of the Class B Common shall not be entitled to receive dividends. If the Corporation in any manner subdivides or combines the outstanding shares of any class of Common Stock, the outstanding shares of each other class of Common Stock will be proportionately subdivided or combined.

         (c)   CONVERSION.

               (1)  CONVERSION OF CLASS B COMMON.

                    (i) At any time, all, but not less than all, of the outstanding shares of Class B Common may, subject to any applicable law or regulation, be converted, at the option of the Corporation, into shares of Class A Common, on a share-for-share basis.

                    (ii) On or after the third anniversary of the issuance of the Class B Common, all, but not less than all, of the outstanding shares of Class B Common may, subject to any applicable law or regulation, be converted, upon the election of all holders

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

     thereof, into shares of Class A Common, on a share-for-share basis.

                     (iii) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common or its treasury shares of Class A Common, solely for the purpose of issue upon the conversion of the Class B Common as provided in this Certificate such number of shares of Class A Common as are then issuable upon the conversion of all outstanding shares of Class B Common. The Corporation covenants that all shares of Class A Common which are issuable upon conversion shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all liens and charges.

                (2)  CONVERSION PROCEDURE.

                     (i) Effective as of the close of business on the date on which the Board of Directors of the Corporation adopts a resolution declaring that the Corporation shall exercise its right pursuant to Article Fourth, Paragraph 2(c)(1)(i) to convert all of the outstanding shares of Class B
Common into shares of Class A Common, on a share-for-share basis, each share of Class B Common that is issued and outstanding on such date shall automatically, without further action taken on the part of the holders thereof, be converted into one share of Class A Common. The Corporation shall issue a certificate or certificates representing such number of shares of Class A Common upon surrender of the certificate or certificates representing shares of Class B Common, at the principal office of the Corporation at any time during normal business hours, PROVIDED, HOWEVER, that the surrender of the certificate or certificates representing shares of the Class B Common shall not be necessary to effect such conversion.

                     (ii) The conversion of the shares of Class B Common pursuant to Article Fourth, Paragraph 2(c)(1)(ii) will be effected by the surrender of the certificate or certificates representing all shares of the Class B Common at the principal office of the Corporation at any time during normal business hours, together with written notice by all holders of the Class B Common, stating that such holders are surrendering such shares of Class B Common for new certificates representing Class A Common. Such conversion will be deemed to have been effective as of the close of business on the date on which the last such Class B Common certificate and the last such notice shall have been received by the Corporation, and at such time the rights of each holder of the converted Class B Common as such holder will cease and the person or persons in whose name or names the certificate or certificates for shares of Class A Common are to be issued will become the holder of record of the shares of Class A Common represented thereby.

                  (iii) Promptly after the conversion pursuant to Article Fourth, Paragraph 2(c)(1)(ii), the Corporation will issue and deliver in accordance with the surrendering holders' instructions one or more new certificates for Class A Common issuable in connection with such conversion.

                  (iv) The issuance of certificates for Class A Common upon the conversion of Class B Common will be made without charge to the holders of such shares for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issuance of Class A Common.

                  (v) The Corporation will not close its books against the transfer of Class B Common, or of Class A Common issued or issuable upon conversion of Class B Common, in any manner which would interfere with the timely conversion of the Class B Common pursuant to Article Fourth paragraph 2(c)(1)(ii).

        D. LIQUIDATION. With respect to distributions to the holders of the Common Stock in any liquidation, dissolution or winding up of the Corporation, (1) the Class B Common shall rank junior to the Class A Common until the holders of the Class A Common have received in such liquidation, dissolution or winding up, an aggregate of $18,333,333 in cash and/or market value of property as determined by the Board of Directors of the Corporation, (2) thereafter, the Class B Common shall rank senior to the Class A Common until the holders of the Class B Common have received in such liquidation, dissolution or winding up, an aggregate of $2,619,048 in cash and/or market value of property as determined by the Board of Directors of the Corporation, and (3) thereafter, the Class A Common and the Class B Common shall share ratably on a share-for-share basis. If no shares of Class B Common are outstanding, the Class A Common shall share equally on a share-for-share basis in any liquidation, dissolution or winding up.

    THIRD:    In accordance with Section 211 of the General Corporation Law of the State of Delaware, the resolution adopted

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

by the Board of Directors was proposed to the sole stockholder of the Corporation and duly adopted by the sole stockholder as an amendment to the Certificate of Incorporation of the Corporation.

    FOURTH:   The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, HMS Insurance Holdings, Inc. has caused this certificate to be signed by its Executive Vice President, and attested by its Assistant Secretary, this 26th day of March, 1990.


                                       HMS INSURANCE HOLDINGS, INC.


                                       By: /s/ John R. Muse
                                           --------------------------------
                                       Name:  John R. Muse
                                       Title:  Executive Vice President


ATTEST:


/s/ Thomas O. Hicks
- -----------------------------------
Name:  Thomas O. Hicks
Title:  Assistant Secretary

STATE OF TEXAS     )
                   )
COUNTY OF DALLAS   )

    Before me this 26th day of March, 1990, appeared John R. Muse, Executive Vice President of HMS Insurance Holdings, Inc., who acknowledged that the foregoing instrument is the act and deed of the Corporation and that the facts stated therein are true.


                                       /s/ Becky A. McConnell
                                       ------------------------------
                                       Notary Public in and for the State
                                       of Texas

My Commission Expires:


      4-11-91
- ----------------------


STATE OF TEXAS     )
                   )
COUNTY OF DALLAS   )

    Before me this 26th day of March, 1990, appeared Thomas O. Hicks, Assistant Secretary of HMS Insurance Holdings, Inc., who acknowledged that the foregoing instrument is the act and deed of the Corporation and that the facts stated therein are true.


                                       /s/ Becky A. McConnell
                                       ------------------------------
                                       Notary Public in and for the State
                                       of Texas

My Commission Expires:


      4-11-91
- ----------------------

                                  STATE OF DELAWARE

                          OFFICE OF THE SECRETARY OF STATE   PAGE  1

                         ----------------------------------



    I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "HMS INSURANCE HOLDINGS, INC." FILED IN THIS OFFICE ON THE SEVENTH DAY OF MAY, A.D. 1990, AT 9 O'CLOCK A.M.

                                * * * * * * * * * *



                                       /s/ William T. Quillen
                                       ------------------------------------
                      [SEAL]           WILLIAM T. QUILLEN, SECRETARY OF STATE

                                       AUTHENTICATION:
                                                      *3836114

                                                 DATE:  03/26/1993